EXHIBIT 10.9

NTELOS HOLDINGS CORP.

EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE

The purpose of the NTELOS Holdings Corp. Employee Stock Purchase Plan (the “Plan”) is to give eligible employees of NTELOS Holdings Corp. and its designated subsidiaries an opportunity to buy stock of NTELOS Holdings Corp. through payroll deductions. NTELOS Holdings Corp. intends for the Plan to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed accordingly.

2. DEFINITIONS

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Compensation Committee of the Board, if the Board appoints it to administer the Plan, or the Board itself if the Compensation Committee is not appointed to administer the Plan.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company” means NTELOS Holdings Corp., a Delaware corporation.

“Compensation” means the Form W-2 earnings an Employer pays to a Participant during an applicable period as modified below. For purposes of this definition, Form W-2 earnings means wages within the meaning of Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Participant by an Employer in the course of its trade or business, for which the Employer is required to furnish the Participant with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include only amounts actually paid to the Participant during the applicable period. Compensation includes any amount which is contributed to an employee benefit plan for the Participant by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. Compensation also includes, by way of example and not limitation, the Participant’s base salary or pay and any bonuses (other than signing bonuses) Participant receives, such as the team incentive plan bonus. Notwithstanding the foregoing, Compensation shall not include signing bonuses (but will include other bonuses, such as, by way of example and not limitation, the team incentive plan bonus), relocation pay, educational allowances, any form of equity compensation, such as compensation attributable to stock options, restricted stock, stock appreciation rights, restricted stock units, phantom stock or other similar awards, fringe benefit programs, such as car allowances, relocation reimbursements or expatriate allowances, or any payments received under any employee benefit plans including without limitation any non-qualified deferred compensation or short-term or long-term disability plan.

“Contributions Account” means the bookkeeping account the Company establishes under the Plan for each Participant.

“Effective Date” means the later of (i) April 1, 2006 or (ii) the first day of the calendar month following both the Initial Public Offering of the Company and the filing with the Securities and Exchange Commission of a Form S-8 to register the Common Stock available for purchase under the Plan.

“Eligible Employee” means any Employee whose customary employment is for more than 20 hours per week and for more than five months in a calendar year and who is not both a “highly compensated employee” as provided under Section 414(q) of the Code and either the chief executive officer, president, executive vice president, or senior vice president of the Company. Eligible Employee includes an officer of an Employer within the meaning of Section 16 of the Exchange Act, if such officer is otherwise eligible under the terms of the Plan.

“Employee” means any person whom an Employer employs in accordance with Section 3401 of the Code and the regulations thereunder. The definition of Employee shall be construed in accordance with Sections 421 and 423 of the Code and the regulations thereunder.

“Employer” means the Company and each designated Subsidiary that adopts the Plan in accordance with Section 12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock on the Valuation Date means the closing price of a share of Common Stock on the principal national securities exchange (including NASDAQ) on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any national securities exchange, the Fair Market Value shall be the value of such Common Stock as determined in good faith by the Committee in any other manner consistent with the Code and accompanying regulations that the Committee determines appropriate.

“Initial Public Offering” means issuance or sale by the Company of Common Stock required to be registered under Section 12 of the Exchange Act, such that immediately following the transaction the Company is subject to the reporting obligations of Section 12 of the Exchange Act.

“Offer Date” means the first day of each Participation Period.

“Participant” means an Eligible Employee who has enrolled in the Plan in accordance with Section 4.

“Participation Period” means each calendar month during which an offer to purchase Common Stock is made to Eligible Employees under the Plan. The first Participation Period shall begin on the later of (i) April 1, 2006 or (ii) the first day of the calendar month following both the Initial Public Offering of the Company and the filing of a Form S-8 to register the Common Stock available for purchase under the Plan.

“Plan” means the NTELOS Holdings Corp. Employee Stock Purchase Plan, as it now exists or as it hereafter may be amended.

“Purchase Date” means the date of exercise of a Purchase Right granted under the Plan. The Purchase Date shall be the last day of each Participation Period.

“Purchase Price” means the price per share of Common Stock under a Purchase Right as determined in accordance with Section 5(b).

“Purchase Right” means the right granted to a Participant under the Plan to purchase shares of Common Stock in accordance with the terms of the Plan.

“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the Offer Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, including a corporation that becomes a Subsidiary after the Effective Date of the Plan.

“Valuation Date” means the date as of which the Fair Market Value of Common Stock is being determined.

3. STOCK SUBJECT TO PLAN

The aggregate number of shares of Common Stock that may be purchased under the Plan shall not exceed 200,000 shares. The number of shares of Common Stock that may be purchased under the Plan is subject to adjustment pursuant to Section 10. Shares of Common Stock purchased under the Plan may be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby agrees to reserve sufficient authorized shares of Common Stock to provide for the exercise of Purchase Rights granted under the Plan. If any Purchase Right granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Purchase Right shall again be available for grant as a Purchase Right and shall not reduce the aggregate number of shares of Common Stock available for the grant of Purchase Rights as set forth herein. If the total number of shares of Common Stock to be purchased on a Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Committee shall allocate the available shares of Common Stock among the Participants on a pro-rata basis based on the balances on the Purchase Date of the Participants’ Contributions Accounts.

4. PARTICIPATION

(a) Eligibility. Any Eligible Employee whom an Employer employs on the Offer Date for a Participation Period shall be eligible to participate in the Plan during such

Participation Period. At least 30 days prior to each Participation Period, the Company will send to each Employee whom the Company reasonably anticipates will be an Eligible Employee on the Offer Date of such Participation Period (and who is not already a Participant), a notice advising the Employee of his or her right to participate in the Plan for the ensuing Participation Period, subject to the requirement that the Employee be an Eligible Employee on the Offer Date.

(b) Initial Enrollment. An Eligible Employee shall become a Participant by completing a participation agreement authorizing payroll deductions on a form the Committee provides or in such other manner as the Committee may determine and delivering such participation agreement to the Company no later than 10 days prior to the last business day of the month immediately preceding the applicable Participation Period. Following the timely submission of a valid participation agreement, payroll deductions for a Participant shall commence on the first payroll period that occurs on or after the first day of the applicable Participation Period and shall continue for successive Participation Periods during which the Participant participates in the Plan, unless the Participant withdraws from the Plan pursuant to Section 7, terminates employment with all Employers, ceases to be an Eligible Employee pursuant to Section 8 or the Participant would own stock possessing 5% or more of the Company or any Subsidiary, as set forth in Section 5(c)(i).

(c) Enrollment after Withdrawal or Termination of Employment. A Participant who ceases participation in the Plan may again become a Participant in the Plan for any subsequent Participation Period if he or she again becomes eligible to participate in the Plan on the Offer Date for such Participation Period and delivers a new participation agreement to the Company no later than ten 10 days prior to the last business day of the month immediately preceding such Participation Period.

(d) Amount of Payroll Deduction. A Participant shall elect on his or her participation agreement to have deductions made from his or her Compensation for each Participation Period in any whole percent which does not exceed 12%.

(e) Participant’s Contributions Account. All payroll deductions that a Participant makes shall be credited to the Participant’s Contributions Account. No interest or earnings shall accrue on any payroll deductions credited to a Participant’s Contributions Account.

(f) Changes in Payroll Deductions. Except as otherwise provided in this Section 4(f) and in Sections 7 (in connection with withdrawal from the Plan) and 8 (in connection with the Participant’s termination of employment), a Participant may not increase or decrease the amount of his or her payroll deductions during a Participation Period. However, a Participant may increase or decrease the amount of his or her payroll deductions for a later Participation Period by delivering a new participation agreement to the Company no later than ten 10 days prior to the last business day of the month immediately preceding such later Participation Period.

(g) Participation During Leave of Absence. The Committee in its discretion shall determine the extent to which any leave of absence for governmental or military service, illness, temporary disability or other reasons will impact an individual’s enrollment or participation in the Plan or his or her rights thereunder. For purposes of this Plan, the employment relationship will be treated as continuing intact while an individual is on military, sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed three (3) months, or, if longer, so long as the individual’s right to reemployment is provided either by statute or contract. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not provided either by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following such three-month period. Unless the Committee otherwise provides, if a Participant goes on an unpaid leave of absence during a Participation Period, no further payroll deductions will be made for such Participation Period. However, unless such Participant withdraws from the Plan pursuant to Section 7, he or she will continue to be a Participant for the Participation Period and the Participant’s Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with Section 6. Additionally, unless such Participant withdraws from the Plan pursuant to Section 7, he or she will continue to be a Participant for any ensuing Participation Period so long as further payroll deductions may be made for such Participation Periods. When the employment relationship is deemed to have terminated, the Participant will be subject to the provisions of Section 8 hereof.

5. GRANT OF PURCHASE RIGHTS

(a) Number of Shares Subject to Purchase Right. On the Offer Date of each Participation Period, each Participant shall be granted a Purchase Right to purchase on the Purchase Date of such Participation Period, at the applicable Purchase Price, such number of shares of Common Stock (including fractional shares) as is determined by dividing the amount of the Participant’s payroll deductions allocated to the Participant’s Contributions Account for the Participation Period by the applicable Purchase Price, subject to the maximum limit of shares of Common Stock that may be purchased or are available as described herein. All Participants receiving Purchase Rights shall have the same rights and privileges under the Plan with respect to such Purchase Rights.

(b) Purchase Price. The Purchase Price per share of Common Stock for a Participant shall be the lesser of:

(i) 85 Percent of the Fair Market Value per share of the Common Stock on the Offer Date for the Participation Period; or

(ii) 85 Percent of the Fair Market Value per share of the Common Stock on the Purchase Date for the Participation Period.

(c) Certain Limitations. Notwithstanding any other provision of the Plan, no Participant shall be granted a Purchase Right for a Participation Period:

(i) If, immediately after the Purchase Right is granted, the Participant would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 5(c)(i), stock ownership of a Participant shall be determined under the stock attribution rules of Section 424(d) of the Code, and stock that the Participant may purchase under outstanding Purchase Rights or options shall be treated as stock the Participant owns.

(ii) To the extent that the Participant’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Subsidiary would accrue at a rate that exceeds $25,000 in Fair Market Value of such stock (determined as of the Offer Date) for each calendar year in which any Purchase Right is outstanding at any time. For this purpose, the right to purchase stock accrues when the Purchase Right first becomes exercisable during the calendar year. This limitation is meant to comply with the requirements of Section 423(b)(8) of the Code and will be construed accordingly.

(iii) If the Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company or any Subsidiary and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the Treasury Regulations thereunder, in which case the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 7 as of the date of such hardship withdrawal.

(iv) For more than 1,000 shares of Common Stock for any Participation Period.

Any Purchase Right granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 5(c). To the extent necessary to comply with this Section 5(c), a Participant’s payroll deductions may be decreased to Zero Percent at any time during a Participation Period (or such other percentage required to comply with the terms of the Plan). In that event, payroll deductions shall recommence, if at all, at the rate provided in such Participant’s Participation Agreement at the beginning of the first Participation Period for which payroll deductions can commence after compliance with this Section 5(c), unless the Participant withdraws from the Plan pursuant to Section 7, terminates employment with all Employers or otherwise ceases to be an Eligible Employee pursuant to Section 8.

6. EXERCISE OF PURCHASE RIGHTS

(a) Automatic Exercise. Notwithstanding any other provision of the Plan, the Participant’s Purchase Right for the purchase of Common Stock during a Participation Period shall be automatically exercised on the Purchase Date applicable to such Participation Period, and the maximum number of shares of Common Stock (including fractional shares) under the Purchase Right shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Contributions Account at that time (subject to the limitations set forth in Section 5(c) or termination of the Purchase Right as provided in Sections 7 or 8).

(b) Delivery of Stock. As soon as reasonably practicable after each Purchase Date, the shares of Common Stock each Participant purchases on such Purchase Date shall be credited to an account in such Participant’s name with one or more brokers the Committee designates. A Participant will be issued a certificate for his or her shares of Common Stock when his or her participation in the Plan is terminated, the Plan is terminated, or upon request.

(c) Termination of Purchase Right. A Purchase Right granted during a Participation Period that is not automatically exercised on the Purchase Date shall expire at the end of the last day of the Participation Period, unless earlier terminated as provided in Section 7 or Section 8.

(d) Excess Account Balances. Any payroll deductions credited to a Participant’s Contributions Account for a Participation Period that have not been used to purchase Common Stock on the Purchase Date for such Participation Period (as of a result of the limitations set forth in Section 5(c), a withdrawal from the Plan in accordance with Section 7, a termination of employment with all Employers or ceasing to be an Eligible Employee in accordance with Section 8 or otherwise) shall be paid to the Participant (without interest) within 30 days after the last day of the Participation Period. Any amounts to be paid to a Participant after his or her death shall be paid to the personal representative of the Participant’s estate.

(e) Rights as a Shareholder. No Participant shall have any rights as a shareholder unless and until certificates for shares of Common Stock have been issued to the Participant or the transfer agent for the Common Stock reflects the Participant’s ownership in the Company’s stock ledger or other appropriate record of Common Stock ownership.

7. WITHDRAWAL

A Participant may withdraw from participation for a Participation Period (and any subsequent Participation Period) by giving written notice to the Company in a form acceptable to the Company, and such withdrawal generally will be effective as soon as administratively practical after the Participant delivers his or her written notice of withdrawal to the Company. If the Participant desires to withdraw by the first day of a Participation Period, the Company must receive the Participant’s written notice of withdrawal no later than 10 days prior to the last business day of the month immediately preceding such Participation Period. In the event of a withdrawal (i) any outstanding Purchase Rights will be terminated and the balance in the Participant’s Contributions Account will be paid to the Participant as described in Section 6(d) and (ii) no further payroll deductions will be made after the withdrawal is effective. A Participant’s withdrawal from participation for any Participation Period will not have any effect upon his or her eligibility to participate in any succeeding Participation Period or in any similar plan which any Employer may hereafter adopt. Notwithstanding the foregoing, however, if a Participant withdraws during a Participation Period, payroll deductions shall not resume at the beginning of a succeeding Participation Period unless the Participant timely delivers to the Company a new participation agreement and otherwise complies with the terms of the Plan. Notwithstanding the foregoing, this Section 7 is subject to the provisions of Section 8, which governs any withdrawal in connection with a termination of employment.

8. TERMINATION OF EMPLOYMENT

Upon termination of a Participant’s employment with all Employers for any reason or in the event that a Participant otherwise ceases to be an Eligible Employee, the Participant shall be deemed to have withdrawn from participation in the Plan as of the date of his or her termination of employment, or, if applicable, as of the date he or she otherwise ceased to be an Eligible Employee. In that case, (i) any outstanding Purchase Rights will be terminated and the balance in the Participant’s Contributions Account will be paid to the Participant as described in Section 6(d) and (ii) no further payroll deductions will be made for such Participation Period after the Participant’s last payroll period with all Employers, or, if applicable, after the Participant’s last payroll period with all Employers as an Eligible Employee.

9. TRANSFERABILITY

A Participant may not transfer, assign, pledge or otherwise dispose of a Purchase Right (or any rights attendant to a Purchase Right) granted pursuant to the Plan other than by will or the laws of descent and distribution. No Purchase Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Purchase Right, or levy of attachment or similar process upon the Purchase Right not specifically permitted herein, shall be null and void and without effect, except that the Committee in its discretion may treat such act as an election to withdraw during a Participation Period in accordance with Section 7 hereof. A Purchase Right is exercisable during the Participant’s lifetime only by the Participant.

10. ADJUSTMENTS AFFECTING PURCHASE RIGHTS

(a) Changes in Capitalization. The Board, in its sole discretion, may adjust the number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Purchase Right, and the Purchase Price for such shares of Common Stock in order to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or reclassification of Common Stock, payment of any stock dividend, or any other similar increases or decreases in the number of outstanding shares of Common Stock without the receipt of consideration therefor. Adjustments the Board makes pursuant to this Section 10(a) shall be final and binding on all parties.

(b) Dissolution, Merger, and Consolidation. Upon dissolution or liquidation of the Company, upon a merger or consolidation of the Company in which the Company is not the surviving corporation or upon any other similar event or transaction, each Participant who holds Purchase Rights under the Plan shall be entitled to purchase at the next Purchase Date the same relative cash, securities, and/or other property which a holder of Common Stock was entitled to receive at the time of such transaction. The Board shall take whatever action is deemed reasonably necessary to assure that Participants receive the benefits described in this Section 10(b).

11. SHAREHOLDER APPROVAL OF PLAN

The Board has adopted this Plan on the date set forth below, to be effective as of the Effective Date. The Plan shall be submitted to the shareholders of the Company for their approval within 12 months of the Board’s adoption of the Plan. The adoption of the Plan is conditioned upon the approval of the Plan by the shareholders of the Company within such 12-month period. Therefore, no Purchase Right may be exercised until the shareholders of the Company approve the Plan. The Plan and all outstanding Purchase Rights hereunder shall be null and void and of no effect if the shareholders of the Company do not approve the Plan within such 12-month period.

12. ADOPTION OF PLAN BY SUBSIDIARIES

The Company, by action of the Board, may authorize any of its Subsidiaries to adopt the Plan. A Subsidiary, if the Company has authorized it to do so, may adopt the Plan by action of its board of directors.

13. ADMINISTRATION AND CLAIMS PROCEDURES

(a) The Committee shall administer the Plan. References to the “Committee” shall include the Committee, the Board if it is acting in its administrative capacity with respect to the Plan, and any delegates the Committee appoints pursuant to Section 13(b). Each member of the Committee, if not the Board, serves at the pleasure of the Board, which may change the membership of the Committee or fill any vacancy at any time. The Committee shall select one of its members as a chairman and shall hold meetings at the times and places as it may deem advisable. The Committee shall take all actions by majority decision. Any action evidenced by a written instrument that the majority of the members of the Committee sign shall be as fully effective as if the Committee had taken the action by a majority vote at a meeting duly called and held.

(b) Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish rules and procedures for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Purchase Rights granted hereunder; and (iv) to construe and interpret the Plan, the Purchase Rights, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be final and binding upon each Employer, each Employee, each Participant and any other person claiming a right under the Plan. Except to the extent prohibited by the Plan or by applicable law, the Committee may appoint one or more persons to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers, other than any power to amend or terminate the Plan, to any such person or persons. The Committee in its discretion may administer the Plan as it deems appropriate, including without limitation using paperless and electronic means to administer the Plan.

(c) Subject to the indemnification provisions of the Company’s Articles of Incorporation and Bylaws and applicable law, the Company shall indemnify members of the Committee against the reasonable expenses, including attorney’s fees, such members actually and necessarily incur in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of action taken or not taken in connection with the Plan or any Purchase Right hereunder, and against all amounts they or any of them pay in settlement thereof or in satisfaction of a judgment in any action, suit or proceeding. However, the Company shall not indemnify a member of the

Committee for matters as to which he or she (i) shall be adjudged in the action, suit or proceeding to be liable for gross negligence or intentional misconduct or (ii) derived an improper personal benefit.

(d) It is not necessary for a Participant to file a claim in order to receive benefits under this Plan. On receipt of a claim for benefits, however, the Committee will respond in writing within 90 days. If necessary, the Committee’s first notice will indicate any special circumstances requiring an extension of time for the Committee’s decision. The extension notice must indicate the date by which the Committee expects to render its decision; an extension of time for processing may not exceed 90 days after the end of the initial 90-day period for a determination. If the claimant’s claim is wholly or partially denied, the Committee must give written notice of such denial within the time provided in the preceding sentences. An adverse notice must specify the reason for the denial. There also must be specific reference to the provisions of the Plan or related documents or law on which the denial is based. If additional materials or information is necessary for the claimant to perfect his or her claim for benefits, it must be described and there must be an explanation of why that material or information is necessary. An adverse notice must disclose appropriate information about the steps that the claimant must take if he or she desires to submit a claim for review of the adverse decision. If notice that a claim has been denied is not furnished within the time required herein, the claim is deemed denied.

(e) On proper written request for a review from the claimant to the Committee, there must be a review by the Committee. The Committee must receive the claimant’s written request before the 61st day after the claimant’s receipt of notice that a claim has been denied according to (d) above. The claimant and his or her authorized representative are entitled to be present and heard if any hearing is used as part of the review. The Committee will determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. The Committee must schedule any hearing to give sufficient time for this review and submission, giving notice as to the schedule and deadlines for the submissions. The Committee must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents or law on which the decision is based. The written final determination must be rendered within 60 days after the request for review is received, unless special circumstances (in the Committee’s discretion) require an extension of time for processing. If an extension is necessary, the decision must be rendered as soon as possible but no later than 120 days after the receipt of the request for review.

(f) A claimant may not file any suit or other action for benefits under this Plan unless and until he or she submits a proper written request for a review of any adverse decision of such claim for benefits and then exhausts the administrative process described herein. A claimant then shall have 90 days from the date he or she receives an adverse final determination of such claim on review under (e) above in which to file suit in a court of competent jurisdiction for benefits under the Plan. If the claimant does not file suit within such 90-day period, the claimant shall be forever barred from doing so.

14. AMENDMENT AND TERMINATION OF THE PLAN

The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any Purchase Right granted hereunder, provided, however, that (i) shareholder approval shall be required of any amendment to the Plan to the extent Section 423 of the Code or other applicable law, rule or regulation requires shareholder approval (including without limitation any amendment that increases the aggregate number of shares of Common Stock that may be purchased under the Plan or changes individuals who are eligible to participate in the Plan other than as set forth herein); and (ii) no amendment to the Plan or a Purchase Right may materially and adversely affect any Purchase Right outstanding at the time of the amendment without the consent of the holder thereof, except to the extent the Plan otherwise provides, as necessary to comply with applicable law or as necessary to ensure that the Plan and any Purchase Rights granted hereunder comply with the requirements of Section 423 of the Code. The Plan shall terminate automatically at the time all shares of Common Stock subject to the Plan have been purchased hereunder. Upon termination of the Plan, the Committee shall give notice to affected Participants, terminate all payroll deductions, terminate all outstanding Purchase Rights, and pay Participants (without interest) any balances remaining in their Contributions Accounts as soon as practicable following Plan termination, unless the Committee in its discretion makes alternative provisions for handling the termination of the Plan.

15. UNFUNDED PLAN

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its discretion, may set aside in anticipation of any liability under the Plan. Neither the Company nor any Subsidiary shall be required to set aside any specific funds, assets or property in anticipation of any liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

16. USE OF FUNDS

The proceeds the Company receives from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

17. WITHHOLDING TAXES

Upon the exercise of any Purchase Right under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to the exercise of a Purchase Right or any other applicable time, the Participant’s Employer shall withhold the minimum legally required applicable federal, state and local taxes from a Participant’s Compensation or shall require the Participant to remit to the Employer amounts sufficient to satisfy all such federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

18. NO RIGHT OF CONTINUED EMPLOYMENT

Neither the Plan nor any Purchase Right shall confer upon a Participant the right to continue in the employment of the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate the employment of such Participant at any time for any reason.

19. DISPOSITIONS OF STOCK

A Participant who acquires shares of Common Stock pursuant to the exercise of Purchase Rights under this Plan shall notify the Committee, in writing, if he or she sells, transfers, or otherwise disposes of such shares of Common Stock before the later of (i) one year after the Purchase Date on which the Participant acquired such shares or (ii) two years after the Offer Date on which the related Purchase Right was granted.

20. NOTICES

Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is received by the Company at its principal executive offices and shall be deemed delivered to an Eligible Employee on the date he or she receives it.

21. APPLICABLE LAW

To the extent not inconsistent with Section 423 of the Code and any Treasury Regulations thereunder, all questions pertaining to the validity, construction and administration of the Plan and any Purchase Rights granted hereunder shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, to the extent not preempted by federal law.

22. OTHER RESTRICTIONS ON PURCHASE RIGHTS AND SHARES

Notwithstanding any other provision of the Plan, no Purchase Rights may be granted or exercised under the Plan for a Participation Period unless the shares of Common Stock to be purchased under such Purchase Rights are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, as of the first day of such Participation Period. The Company may impose such restrictions on any Purchase Rights and shares of Common Stock acquired upon exercise of Purchase Rights as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to grant any Purchase Rights or issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such grant, delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended, the federal securities laws, or any blue sky or state securities laws). For example, and not by way of limitation, the Company may postpone or terminate the grant of a Purchase Right or the issuance of shares of Common Stock during any Participation Period where the Company is prohibited from doing such acts under applicable law, including without limitation, during any applicable blackout period under the Sarbanes-Oxley Act of 2002. The Company may cause a restrictive legend to be placed on any certificate issued for shares of Common Stock under the Plan in such form from time to time as applicable laws and regulations may require or legal counsel of the Company may advise.

23. SEVERABILITY

If any provision of the Plan is deemed illegal or invalid, the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan, and such illegality or invalidity shall not affect the remaining provisions of the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the          day of                     , 2006.

NTELOS HOLDINGS CORP.

By:
Name:
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